EXHIBIT 11



                                     AMGEN INC.
                          COMPUTATION OF PER SHARE EARNINGS
                                 PRIMARY COMPUTATION
                        (In millions, except per share data)
                                     (Unaudited)

                                      Three Months Ended   Nine Months Ended
                                         September 30,       September 30,
                                        1997      1996      1997      1996
                                       ------    -------   ------    ------

        Net income ..................   $83.8    $179.5    $464.6    $501.8
                                       ======    ======    ======    ======

        Applicable common and common
         stock equivalent shares:

        Weighted average shares of
         common stock outstanding
         during the period ..........   264.7     264.4     265.3     265.1

        Incremental number of shares
         outstanding during the
         period resulting from the
         assumed exercises of stock
         options ....................     9.2      15.0      10.8      16.2
                                       ------    ------    ------    ------
        Weighted average shares of
         common stock and common
         stock equivalents
         outstanding during the
         period .....................   273.9     279.4     276.1     281.3
                                       ======    ======    ======    ======

        Earnings per common share
         primary ....................  $  .31    $  .64    $ 1.68    $ 1.78
                                       ======    ======    ======    ======

                                                                   EXHIBIT 11



                                     AMGEN INC.
                          COMPUTATION OF PER SHARE EARNINGS
                              FULLY DILUTED COMPUTATION
                        (In millions, except per share data)
                                     (Unaudited)

                                      Three Months Ended   Nine Months Ended
                                         September 30,       September 30,
                                        1997      1996      1997      1996
                                       ------    ------    ------    ------

        Net income ..................   $83.8    $179.5    $464.6    $501.8
                                       ======    ======    ======    ======

        Applicable common and common
         stock equivalent shares:

        Weighted average shares of
         common stock outstanding
         during the period ..........   264.7     264.4     265.3     265.1

        Incremental number of shares
         outstanding during the
         period resulting from the
         assumed exercises of stock
         options ....................     9.2      16.4      10.8      17.2
                                       ------    ------    ------    ------
        Weighted average shares of
         common stock and common
         stock equivalents
         outstanding during the
         period .....................   273.9     280.8     276.1     282.3
                                       ======    ======    ======    ======

        Earnings per common share
         fully diluted ..............  $  .31    $  .64    $ 1.68    $ 1.78
                                       ======    ======    ======    ======